Exhibit 99.1

NEOVOLTA, INC.

NASDAQ: NEOV

NeoVolta Reports Financial Results for Quarter Ended September 30, 2026

Residential revenue rebounds sequentially, supported by initial third-party ownership platform activity

Pendergrass manufacturing facility ramp on schedule

Utility-scale $116M Master Purchase Agreement for products built at the Georgia facility with deliveries anchoring the plant’s 2027 production ramp

San Diego, CA – November 12, 2026 – NeoVolta Inc. (NASDAQ: NEOV) (“NeoVolta” or the “Company”), a U.S.-based energy technology company delivering scalable energy storage solutions, today announced financial results for the quarter ended September 30, 2026.

Quarter Ended September 30, 2026 Financial Highlights

•	Revenue was $2.8 million, compared to approximately $13.5 thousand in the previous quarter ended June 30, 2026. The sequential recovery reflects initial sales of installed residential energy storage projects through the Company’s third-party ownership (“TPO”) platform.

•	Gross profit was $1.0 million, or 36.5% of revenue, compared to a gross loss of $1.1 million in the previous quarter ended June 30, 2026. The return to positive gross profit reflects the higher value of a fully installed project sales compared with a product-sale-only business model.

•	GAAP net loss was $7.7 million, or $(0.13) per share, compared to a net loss of $11.7 million, or $(0.24) per share in the previous quarter ended June 30, 2026.
•	Adjusted EBITDA was $(5.5) million, compared to $(8.0) million in the previous quarter ended June 30, 2026.

•	Cash and cash equivalents were $26.0 million as of September 30, 2026, plus $2.8 million of restricted cash, for total cash, restricted cash and cash equivalents of $28.8 million. This compares to $22.2 million in cash and cash equivalents and $3.2 million in restricted cash, for a total of $25.4 million as of June 30, 2026.

•	During the quarter, the Company closed a $20 million senior secured term loan to support working capital and general corporate purposes. The facility includes an additional uncommitted amount of up to $10 million, subject to lender agreement.

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Business Highlights

During the quarter ended September 30, 2026, and subsequent to quarter-end, NeoVolta advanced its domestic manufacturing platform, expanded customer commitments and began generating revenue through its residential TPO platform.

•	Pendergrass production ramp underway. The Company is focused on production ramp-up at its Pendergrass, Georgia facility following its September opening.

•	Utility-scale pipeline conversion to backlog. The Company signed a $116M master purchase agreement for BESS products built at the Georgia facility, with deliveries anchoring the plant’s 2027 production ramp.

•	SK On strategic collaboration. During the quarter, NeoVolta Power announced its strategic supply and manufacturing collaboration with SK On, including a signed agreement for 9 GWh of U.S.-manufactured lithium iron phosphate (“LFP”) battery cells for delivery from 2027 through 2031. The collaboration supports the Company’s domestic supply chain strategy and the development of its U.S. manufacturing platform.

•	Initial commercial and industrial sales commitments. In October, NeoVolta launched commercial and industrial sales through an agreement providing for a minimum of $10 million in purchases through 2027. Multiple units are scheduled to ship during the fourth quarter of calendar 2026, establishing an initial commercial base as the Company expands this business.

•	Residential Third-Party Ownership (TPO) platform execution. The Company recognized $2.7 million in revenue from the first batch of residential energy storage projects through its TPO platform during the quarter. This revenue included estimated California Self-Generation Incentive Program rebates recognized as variable consideration. The TPO platform is intended to support further residential growth and expansion into commercial and industrial applications.

“Our focus is straightforward: execute the Pendergrass ramp, meet customer requirements and convert pipeline to committed backlog,” said Ardes Johnson, Chief

Executive Officer of NeoVolta. “The backlog from utility-scale and C&I customers and residential recovery going into 2027 give us a more defined foundation for growth. Our pipeline remains robust, with continued interest in U.S.-made energy storage systems, and our priority is to deliver against the opportunities we have secured.”

“Our results for the quarter ended September 30, 2026 reflect initial execution of our residential TPO business model alongside continued investment in our manufacturing platform and operating capabilities,” said Jing Nealis, Chief Financial Officer of NeoVolta. “We ended the quarter with $28.8 million in cash, restricted cash and cash equivalents following the completion of our senior secured term loan financing. As we prepare for increased manufacturing activity, our capital allocation priorities remain focused on working capital, customer delivery requirements and disciplined investment aligned with our customers demand.”

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Conference Call Information

NeoVolta will host a conference call and webcast on Thursday, November 12, 2026, at 5:00 p.m. Eastern Time to discuss its first quarter fiscal 2027 financial and operating results. Management will also discuss recent operational progress and strategic priorities, followed by a question-and-answer session.

•	Date: Thursday, November 12, 2026

•	Time: 5:00 pm ET

•	Dial-in: +1 (844) 825-9789

•	Webcast and accompanying slide presentation: Registration Link

A telephonic replay will be available from 9:00 p.m. Eastern Time on November 12, 2026, through Thursday, November 26, 2026. To access the replay, dial +1 (844) 512-2921 and enter replay PIN 10213108.

The webcast replay and accompanying presentation will be available on the Investor Relations section of the Company’s website at neovolta.com/investors.

About NeoVolta

NeoVolta is an innovator in energy storage solutions dedicated to advancing reliable, high-performance power infrastructure for residential, commercial, and utility applications. With a focus on scalable technology, domestic manufacturing, and strategic partnerships, NeoVolta is positioned to support the accelerating transition toward resilient energy systems.

For more information, visit www.neovolta.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the production ramp and commercial production at the Company’s Pendergrass, Georgia facility, the SK Battery America supply agreement and related pack collaboration, expected recovery in residential volumes, conversion of pipeline opportunities into binding orders, the Company’s manufacturing agreements and related potential purchase orders and delivery schedules, the Company’s commercial and industrial sales commitments, the Company’s senior secured term loan facility, and the Company’s growth plans and strategic priorities. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, and actual results may differ materially. Factors that could cause actual results to differ include, among others, risks related to the Company’s manufacturing ramp and facility commissioning, joint venture execution, customer order conversion, residential market conditions, changes in federal tax policy or IRA incentive programs, supply arrangements including the SK Battery America collaboration, availability and terms of additional financing, and access to capital, as well as other factors described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

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Non-GAAP Financial Measures

To supplement our financial results presented on a basis in conformity with generally accepted accounting principles in the United States (“GAAP”), we use the non-GAAP measure: Adjusted EBITDA which excludes from our GAAP net loss, interest, taxes, depreciation and amortization, as well as other significant expenses including stock-based compensation that we believe are helpful in understanding our past financial performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of ongoing operating results or that may be infrequent and/or unusual in nature. We exclude the nonoperating credit loss expenses as these costs were non-operational in nature and they are not indicative of our ongoing operational results. We also adjust for the effect of stock-based compensation expenses noting that such expenses will recur in future periods. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance internally excluding stock-based compensation expenses.

Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies. In this press release, we have provided a reconciliation of non-GAAP Adjusted EBITDA to GAAP net loss, the most directly comparable GAAP financial measure, in the tables that follow.

Contacts

NEOV Investors

Bryan Baritot

Alliance Advisors IR

ir@neovolta.com

NEOV Media

Email: press@neovolta.com
Phone: 800-364-5464

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NEOVOLTA, INC.

Consolidated Balance Sheets

(Unaudited)

	September 30,	June 30,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$25,966,018	$22,201,975
Restricted cash	1,901,700	3,150,000
Accounts receivable, net	3,342,024	2,945,468
Inventory, net	5,907,840	2,133,153
Prepaid expenses (including prepaid inventory in amounts of $1,357,736 and $931,685, respectively)	4,259,130	2,145,487
Contract assets	1,664,141	–
Other current assets	352,292	272,280
Total current assets	43,393,145	32,848,363

Construction in progress	9,848,182	9,602,302
Leasehold improvements, net	6,432,986	–
Other property and equipment	1,716,810	323,804
Net property and equipment	17,997,978	9,926,106

Intellectual property (net of accumulated amortization of $452,910)	945,590	1,064,641

Other assets:
Lease right-of-use assets, net	7,882,951	8,082,546
Prepaid service fee under third party platform	2,847,222	1,631,944
Restricted cash and other noncurrent assets	1,038,787	84,347

Total assets	$74,105,673	$53,637,947

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - other	$8,090,653	$3,590,368
Accounts payable - related party	233,910	233,910
Accrued liabilities	5,307,857	1,038,936
Lease liabilities	735,916	695,269
Short-term debt payable	15,073,584	1,120,000
Derivative liability	278,362	–
Total current liabilities	29,720,282	6,678,483
Long-term debt payable	–	–
Lease liabilities	7,208,943	7,392,124
Total liabilities	36,929,225	14,070,607

Commitments and contingencies (Note 7)

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 59,013,247 shares and 58,308,247 shares issued and outstanding, respectively	59,013	58,308
Additional paid-in capital	92,098,438	86,756,877
Accumulated deficit	(54,981,003)	(47,247,845)
Total stockholders’ equity	37,176,448	39,567,340

Total liabilities and stockholders’ equity	$74,105,673	$53,637,947

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NEOVOLTA, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025

Revenues from contracts with customers:	$2,786,782	$6,650,258
Cost of revenues	1,768,895	5,073,006
Gross profit	1,017,887	1,577,252

Operating expenses:
General and administrative	7,336,224	2,374,668
Research and development	766,928	56,912
Depreciation and amortization	231,856	–
Total operating expenses	8,335,008	2,431,580

Loss from operations	(7,317,121)	(854,328)

Other income (expense):
Interest expense	(521,310)	(389,134)
Nonoperating credit loss and other	(28,955)	–
Interest income	134,228	140
Total other income (expense)	(416,037)	(388,994)

Net loss	$(7,733,158)	$(1,243,322)

Weighted average shares outstanding - basic and diluted	58,950,149	34,193,531

Net loss per share - basic and diluted	$(0.13)	$(0.04)

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NEOVOLTA, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(7,733,158)	$(1,243,322)
Adjustments to reconcile net loss to net cash used in operations:
Stock compensation expense	1,570,837	466,765
Amortization of debt discount	369,200	–
Amortization of ROU asset	199,595	50,965
Depreciation and amortization expense	231,856	–
Provision for expected credit losses/bad debt expense	72,232	135,800
Inventory obsolescence reserve	20,293	–
Loss on derivative	6,467	–
Changes in other assets and liabilities
Accounts receivable	(468,788)	(2,362,338)
Inventory	(3,794,980)	977,697
Prepaid expenses	(3,328,921)	(410,074)
Contract assets	(1,664,141)	–
Other current assets	(166,628)	–
Accounts payable	4,063,102	(491,715)
Other asset	(43,042)	–
Accrued liabilities	4,191,196	433,118
Lease liability	(142,534)	(50,965)
Net cash flows used in operating activities	(6,617,414)	(2,494,069)

Cash flows from investing activities:
Additions to construction in progress	(6,798,661)	–
Additions to other property & equipment	(551,157)	–
Net cash flows used in investing activities	(7,349,818)	–

Cash flows from financing activities:
Borrowing under secured debt facility (including allocated value of imbedded common stock warrants and derivatives)	18,648,275	–
Borrowings under line of credit	–	250,000
Borrowings under short-term notes payable	–	4,199,549
Repayments of short-term notes payable	(1,120,000)	(2,660,497)
Payment of debt financing costs	(133,900)	–
Advance received for stock subscription	–	800,000
Net cash flows provided by financing activities	17,394,375	2,589,052

Net increase in cash and restricted cash	3,427,143	94,983
Cash, restricted cash and cash equivalents at beginning of period	25,351,975	794,836
Cash, restricted cash and cash equivalents at end of period	$28,779,118	$889,819

Supplemental disclosures of cash flow information
Cash paid for interest	$13,005	$290,856
Cash paid for income taxes	–	–

Supplemental disclosures of financing and investing activities
Transfers from construction in progress to other property and equipment	$7,387,639	$–
Warrant issued for debt discount	3,492,781	–
Derivative liability recognized on debt issuance	275,149	–
Other equity contribution for services	319,950	–
Deferred debt issuance costs allocated to note and warrant	217,262	–

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NEOVOLTA, INC.

GAAP to Non-GAAP Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2026	2025	2026

Net loss	$(7,733,158)	$(1,243,322)	$(11,660,188)
Interest expense	521,310	389,134	22,097
Interest income	(134,228)	(140)	(80,125)
Depreciation and amortization	231,856	–	136,537
Share-based compensation	1,570,837	466,765	2,150,677
Loss on debt exchanges	–	–	–
Nonoperating credit loss and other	28,955	–	1,430,837
Adjusted EBITDA	$(5,514,427)	$(387,563)	$(8,000,164)

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